EXHIBIT 10.52
AMENDMENT NO. 2 TO THE
PURCHASE AND SALE AGREEMENT
THIS AMENDMENT NO. 2 (this “Amendment”) to that Purchase and Sale Agreement dated December 31, 2005 by and between the parties hereto (the “Agreement”) is made and entered into on the 27th day of April, 2006, by and among Arch Coal, Inc., a Delaware corporation (“Arch”) and Magnum Coal Company, a Delaware corporation (“Magnum”).
RECITALS
WHEREAS, on December 31, 2005, Arch and Magnum entered into the Agreement;
WHEREAS, on February 7, 2006, the parties entered into Amendment Number 1 to the Agreement; and
WHEREAS, Arch and Magnum desire to further amend the Agreement as set forth below;
NOW, THEREFORE, the parties to this Amendment undertake and agree as follows:
1.	DEFINITIONS
1.1 Terms capitalized but not defined herein have the meaning set forth in the Agreement.
2.	PERMITS
2.1 The text contained in Section 6.1(c), as amended, shall be deleted in its entirety and replaced with the following text:
“At the Closing or as soon as reasonably possible thereafter, (i) Arch shall assign or cause the assignment of all rights in and to, and the Company shall assume all obligations under, all Permits listed on Schedule 4.2.19(l) that are not listed as owned by one of the Arch Companies, in each case, pursuant to a Permit Assignment and Assumption Agreement, and (ii) the Company shall cooperate and shall cause the Arch Companies, as applicable, to cooperate, in good faith with Arch in connection with the filings that were made by Arch or one of its Affiliates prior the Closing with respect to those permits set forth on Schedule 6.1(c) in order to assign such permits to Arch or one of its Affiliates.”
2.2 A new Section 6.3(e) shall be added as follows:
“Magnum hereby grants, and agrees to cause the Arch Companies to grant, as necessary, to each of Arch and Ark Land a right-of-entry and right to access and use all of the properties owned or leased by any of the Arch Companies (the “Arch Companies Properties”) for the purpose of performing any required reclamation activities (including, without limitation, inspections, testing, grading, filling, revegetation and making other improvements and storing equipment) on such properties and permitting inspections and site visits by officials, employees and authorized representatives of the Department of Environmental Protection related to obtaining the release of any bonds posted in connection with any of the permits listed on Schedule 6.3(e), together with ingress and egress rights for pedestrian, vehicular and truck traffic over the Arch Companies Properties in connection therewith. This right-of-entry and other rights granted herein may be used by Arch and/or Ark Land and any of its representatives, agents, contractors, subcontractors and assigns. Magnum hereby covenants and agrees to execute and deliver any and all documents and take any and all further actions (and/or to cause the Arch Companies and any other parties with any interest in the Arch Companies Properties to do the same), as may be reasonably requested by Arch and/or Ark Land, as necessary to effectuate the grant of rights contemplated and the intentions of the parties expressed herein. The rights granted herein shall extend until such time as all of the bonds issued pursuant to any of the permits set forth on Schedule 6.3(e) are released and shall run with the land and be binding on and shall inure to the benefit of the parties named herein and their respective successors and assigns and succesors in interest in and to the Arch Companies Properties. Upon request, Magnum agrees to execute and deliver, or cause the execution and delivery, to Arch and Ark Land a memorandum of the rights granted herein, in recordable form, which Arch and/or Ark Land, at their respective expense and option, may cause to be recorded in the applicable real estate records.”
2.3 A new Section 6.3(f) shall as follows:
“(i) With respect to permits set forth on Schedule 6.3(f)(i), as soon as practicable, Magnum shall transfer or cause to be transferred any liabilities that arise as a result of such permits to one or more existing permits held by Hobet Mining, LLC and/or Apogee Coal Company, LLC pursuant to an incidental boundary revision (“IBR”). For clarification purposes, Arch shall not perform or be responsible for the performance of any reclamation activies with respect to the permits set forth on Schedule 6.3(f). (ii) With respect to the permit set forth on Schedule 6.3(f)(ii), Magnum shall take all necessary and appropriate action or shall cause such appropriate and necessary action to be taken in order to obtain the release of the permit listed thereon.”
3.	MISCELLANEOUS
3.1 Sections 11.4, 11.6, 11.7, 11.8 and 11.9 shall be applicable to the terms of this Amendment and are hereby incorporated by reference; provided that (a) any reference to “this Agreement” in such provisions of the Agreement shall be deemed for purposes of this Amendment to be a reference to “this Amendment” and (b) any other necessary changes relating to syntax, section or article references and other similar matters shall be deemed made.
3.2 The representations of the Company contained in Section 4.1 and of Arch contained in Section 4.2.2 shall be applicable to this Amendment and are hereby incorporated by reference, provided that (a) any reference to “this Agreement” in such provisions of the Agreement shall be deemed for purposes of this Amendment to be a reference to “this Amendment” and (b) any other necessary changes relating to syntax, section or article references and other similar matters shall be deemed made.
3.3 The Agreement, this Amendment and the Ancillary Documents (and any schedules, exhibits or annexes thereto), contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or therein.
3.4 Except as set forth herein, the terms and provisions of the Agreement shall be unchanged by this Amendment and shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of this 27th day of April, 2006.

Arch Coal, Inc.

By:	/s/ Robert G. Jones

Name:	Robert G. Jones
Title:	Vice President — Law

Magnum Coal Company

By:	/s/ Paul H. Vining

Name:	Paul H. Vining
Title:	President and Chief Executive Officer

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